                                                                   EXHIBIT 10.20

                                   NAVISITE
                                  SITEHARBOR
                                  CO-LOCATION
                              SERVICES AGREEMENT



This Agreement is entered into on this 30th day of June 1998 (the "Effective Date"), by and between NaviSite Internet Services Corporation ("NaviSite"), with an address of 300 Federal Street, Andover, Massachusetts 01810 and Vicinity ("Client"), with an address of 1035-a SAN Antonio Road, Palo Alto, CA 94303.

1.   DEFINITIONS

The following capitalized terms shall have the meanings set forth below for purposes of this Agreement:

     1.1 "Client Equipment" means the servers and any other equipment provided by the Client and installed by the Client or at the direction of the Client within the Client Space.

     1.2 "Client Materials" means all Client Equipment, Content and any other materials provided by Client or acquired on behalf of Client in connection with the SITEHARBOR.CL Services.

     1.3 "Client Space" means the server racks, cabinets and the space contained therein to be provided by NaviSite for the installation of the Client Equipment, as described on Schedule A.
                           ----------

     1.4 "Confidential Information" means, subject to the exceptions set forth in Section 11.2 below, any information and data, regardless of whether it is in tangible form, of either party that such party has either marked as confidential or proprietary, or has identified in writing as confidential or proprietary within ten (10) days of diSiteHarbor.CLosure to the other party. Confidential Information shall include, without limitation, information regarding business plans, strategies, technology, customers and products, each party's proprietary software and the terms of this Agreement.

     1.5 "Content" means any information, data, software, programs, operating systems and any other materials installed by Client or at the direction of the Client on the Client Equipment.

     1.6 "Designated NaviCenter" means NaviSite's Internet data center where the Client Equipment will be installed, as designated on Schedule A.
                                                         ----------

     1.7  "SITEHARBOR.CL Services" has the meaning set forth in Section 2.1.

2.   SERVICES

     2.1  Services.  NaviSite will provide Client the SITEHARBOR.CL Services as
          --------
described in Schedule A attached hereto in accordance with the terms and
             ----------
conditions of this Agreement.

       The information contained in this document is confidential and proprietary.

     2.2  Access to Client Space. NaviSite will provide Client access to the
          ----------------------
Client Space within the Designated NaviCenter seven (7) days per week, twenty-four (24) hours per day for the term of this agreement; provided,
                                                               --------
however, that such access shall be (i) limited solely to the individuals
-------
identified and authorized by Client to have access to the Client Space and the Designated NaviCenter, as named on Schedule C ("Representatives"), and (ii)
                                   ----------
subject to such Representatives compliance with the terms of this Agreement.

     2.3  Consulting Services.  Client may request that NaviSite provide
          -------------------
additional services outside the scope of SITEHARBOR.CL Services which will described in Schedule D attached hereto ("Statement of Work"). Such Consulting
             ----------
Services, if any, will be subject to the terms and conditions contained this Agreement and any additional terms and conditions described in the Statement of Work.

3.   FEES, PAYMENTS AND TAXES

     3.1  Fees.  The fees and charges for SITEHARBOR.CL Services and Consulting
          ----
Services will be as set forth in Schedule B.
                                 ----------

     3.2. Billing and Payment.   Payment of fees and charges are due within
          -------------------
thirty (30) calendar days after the date of each NaviSite invoice.  All payments
shall be made in U.S. dollars.   Amounts past due shall be subject to an
interest charge equal to one and one-half percent (1.5%) per month, or, if less, the highest rate allowed by applicable law.

     3.3  Taxes.  Client will be responsible for and agrees to pay in full any
          -----
and all taxes resulting from this Agreement or any activities under this Agreement except for taxes based upon NaviSite's net income.

4.   CLIENT CONTENT

     Client shall retain title to and all rights in the Content; provided,
                                                                 --------
however, NaviSite shall retain title to and all rights in materials owned,
-------
licensed or developed by NaviSite and installed on the Client Equipment by NaviSite or at the direction of NaviSite including any hardware, software, or know-how, related to NaviSite's products or network services, owned, licensed or developed by NaviSite.

5.   CLIENT OBLIGATIONS

     As a condition to NaviSite's performance of the SITEHARBOR.CL Services and Consulting Services, Client agrees to the following:

     5.1  Provide Content and Client Equipment.  Client shall be responsible for
          ------------------------------------
providing at its own expense all Client Materials and any other materials necessary for the installation of the Client Materials within the Client Space and necessary to NaviSite's offering of the SITEHARBOR.CL Services and Consulting Services.

     5.2  Cooperation.  Client shall reasonably cooperate with NaviSite in
          -----------
performing the SITEHARBOR.CL Services and Consulting Services, including providing NaviSite with timely access to Client Equipment, personnel (executive and staff), utilities and information reasonably necessary to the performance of the SITEHARBOR.CL Services and Consulting Services, at no charge to NaviSite. Client is responsible for the accuracy and completeness of the information and data Client supplies to NaviSite for use hereunder.

     5.3  Access and Security.  Client agrees that Client's access to and use of
          -------------------
the Client Space and the Designated NaviCenter shall comply with the then current security measures that NaviSite has imposed for the protection of the Client, Client Space, Designated NaviCenter and other clients. Client will be fully responsible for any damages, losses, charges, costs, expenses, and any third party claims resulting from its access to, or, use of, the Client Space and the Designated NaviCenters.

     5.5  No Competitive Services.  Client may not at any time permit any
          -----------------------
SITEHARBOR.CL Services or Consulting Services to be utilized for the provision of any services that compete with any NaviSite services, without NaviSite's prior written consent.

     5.6  Insurance.  Client shall keep in full force and effect during the term
          ---------
of this Agreement, comprehensive general liability for bodily injury and property damage insurance in an amount not less than $1 million per occurrence. Client also agrees that it will, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Client's and its agents' industries. Client will furnish NaviSite with certificates of insurance which evidence the minimum levels of insurance set forth above. Client will cause its insurance providers to name NaviSite as an additional insured and notify NaviSite in writing of the effective date thereof.

6.   CLIENT REPRESENTATIONS AND WARRANTIES

     6.1  Client Equipment.  Client represents and warrants that it owns or has
          ----------------
the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Client Materials as contemplated by this Agreement. Client further represents and warrants that its placement, arrangement, and use of the Client Materials in the Designated NaviCenters complies with the Client Material manufacturers' environmental and other technical specifications.

     6.2  Content.  Client warrants and represents that the Content: (i) does
          -------
not infringe or violate the rights of any third party including, but not limited to, intellectual property rights; (ii) will not result in any harm to NaviSite or NaviSite's business, as determined in NaviSite's good faith reasonable discretion; (iii) is not defamatory or obscene and does not violate any right of privacy or publicity; and (iv) does not violate any applicable law or regulation.

     6.3  Compliance with Law.  Client warrants and represents that Client's use
          -------------------
of the SITEHARBOR.CL Services will comply with U.S. law and any other applicable law and regulations, including laws and regulations regarding the transmission of technical data which is exported from the United States. Client further represents and warrants that it will not to use the SITEHARBOR.CL Services or Consulting Services for any illegal purposes.

     6.4  Non-interference.  Client warrants and represents that Client will not
          ----------------
use the SITEHARBOR.CL Services or Consulting Services to interfere with or disrupt other NaviSite clients, network users, network services or network equipment. Interference or disruptions include, but are not limited, to distribution of unsolicited advertising or chain letters, propagation of computer worms and viruses, and use of the SITEHARBOR.CL Services or Consulting Services to make unauthorized entry to any other computer or machine accessible via the Internet.

     6.5  Breach of Warranties.  In the event of any breach, or reasonably
          --------------------
anticipated breach, of any of the foregoing warranties and representations, in addition to any other remedies available at law or in equity, NaviSite will have the right to immediately, in NaviSite's sole discretion, to suspend the SITEHARBOR.CL Services or Consulting Services if deemed reasonably necessary by NaviSite to prevent any harm to NaviSite and its business. NaviSite also reserves the right (but shall have no obligation) to delete any Content installed on a server at a Designated NaviCenter which it believes in good faith breaches any of the foregoing warranties.

7.   WEB LINK AND MARKETING

     7.1  Banner Link.   Client will display a banner indicating that Client's
          -----------
web site is being hosted by NaviSite and permit users of the Client's web site to access NaviSite's web site by a direct link from the banner, provided the appearance of the banner is mutually agreeable to both parties.

     7.2  Marketing.  Client consents to NaviSite's reference to Client by trade
          ---------
name and trademark in NaviSite's marketing materials and on NaviSite's web site.

8.   NAVISITE WARRANTIES AND DISITEHARBOR.CLAIMERS

     8.1  Service Warranty.  NaviSite warrants that the SITEHARBOR.CL Services
          ----------------
and Consulting Services, if any, provided hereunder will be performed in a workmanlike manner in accordance with reasonable commercial standards.

     8.2  No Other Warranty.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN
          -----------------
SECTION 8.1 ABOVE, NAVISITE MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISITEHARBOR.CLAIMS THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NAVISITE DOES NOT WARRANT THAT THE SITEHARBOR.CL SERVICES AND CONSULTING SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

9.   LIMITATION OF LIABILITY

     NAVISITE SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOST SAVINGS OR DAMAGES RESULTING FROM LOSS OF USE OR LOSS OF CONTENT. NAVISITE SHALL HAVE NO LIABILITY FOR ANY DAMAGES RESULTING FROM CLIENT'S FAILURE TO PERFORM CLIENT'S OBLIGATIONS HEREUNDER. IN NO EVENT SHALL NAVISITE'S LIABILITY FOR DAMAGES HEREUNDER EXCEED THE CHARGES PAID BY THE CLIENT HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

10.  INDEMNIFICATION

     10.1  NaviSite's Indemnification of Client.  NaviSite will indemnify,
           ------------------------------------
defend and hold Client harmless from and against any and all costs, liabilities, losses, damages and expenses, including reasonable attorney's fees, and amounts paid in settlement, resulting from or arising out of any claim, suit, action or proceeding brought against Client as a consequence of (i) NaviSite's infringement of any third party copyright, trademark or trade secret, or (ii) personal injury to Client's Representatives due to NaviSite's gross negligence or willful misconduct.

     10.2  Client's Indemnification of NaviSite.  Client will indemnify, defend
           ------------------------------------
and hold NaviSite, its affiliates and its clients harmless from and against any and all costs, liabilities, losses, damages and expenses, including reasonable attorney's fees, and amounts paid in settlement resulting from or arising out of any claim, suit, action or proceeding brought against NaviSite, its affiliates or other clients as a consequence of (i) infringement of any third party copyright, trademark or trade secret, (ii) breach or alleged breach of Client's obligations, representations and warranties set forth herein, or (iii) the Client Materials or any Client action or inaction related to the Client Materials.

11.  CONFIDENTIALITY AND PROPRIETARY INFORMATION

     11.1  Confidential Information.  Each party acknowledges that it will have
           ------------------------
access to Confidential Information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except for the performance of this Agreement, nor diSiteHarbor.CLose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

     11.2  Exceptions.  Information will not be deemed Confidential Information
           ----------
hereunder if such information: (i) is known to the receiving party prior to receipt from the diSiteHarbor.CLosing party directly or indirectly from a source other than one having an obligation of confidentiality to the diSiteHarbor.CLosing party; (ii) becomes known (independently of diSiteHarbor.CLosure by the diSiteHarbor.CLosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the diSiteHarbor.CLosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

12.  TERM AND TERMINATION

     12.1  Term.  The initial term of this Agreement shall be one (1) year from
           ----
the Effective Date, unless terminated sooner as provided herein. On the first anniversary of the Effective Date, this Agreement shall be automatically renewed for additional one (1) year terms, unless either party gives written notice to terminate ninety (90) days prior to the expiration of the initial term or any renewal term.

     12.2  Termination for Cause.  Either party shall have the right to
           ---------------------
terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within ten (10) days after receipt of written notice from NaviSite; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     12.3  Effect of Termination. Upon the effective date of expiration or
           ---------------------
termination of this Agreement: (a) NaviSite will immediately cease providing SITEHARBOR.CL Services and Consulting Services; (b) any and all payment obligations of Client under this Agreement will become due immediately; (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information; and (d) Client will remove from the Designated NaviCenters all Client Equipment and any of its other property within the Designated NaviCenters within ten (10) days of such expiration or termination and return the Client Space to NaviSite in the same condition as it was prior to installation of the Client Equipment, normal wear and tear excepted. If Client does not remove such property within such ten-day period, NaviSite will have the option to (i) move any and all such property to secure storage and charge Client for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms; provided, however, the Client shall remain liable for all applicable fees accrued prior to any termination provided hereunder.

     12.4  Survival.  Sections 9, 10, 11, 12.3, 12.4, 13.1, 13.5 and 13.6 shall
           --------
survive any termination of this Agreement.

13.  GENERAL

     13.1  Relationship of the Parties.  Nothing in this Agreement shall be
           ---------------------------
construed to imply a joint venture, partnership, or agency relationship between the parties, and NaviSite shall be considered an independent contractor when performing services under this Agreement.

     13.2  No Lease.  This Agreement is a services agreement and is not intended
           --------
to and will not constitute a lease of any real or personal property.

     13.3  Assignment.  Neither party may assign this Agreement, in whole or in
           ----------
part, without the prior written consent of the other party. Notwithstanding the previous sentence, NaviSite may transfer or assign its rights and obligations under this Agreement to a subsidiary or entity controlling, controlled by or under common control with NaviSite or to an entity that acquires NaviSite by merger or purchase of all or substantially all of NaviSite's assets.

     13.4  Force Majeure.  Either party shall not be in default of its
           -------------
obligations to the extent its performance is delayed or prevented by causes beyond its control, including but not limited to acts of God, earthquake, flood, embargo, riots, sabotage, utility or transmission failures, fire or labor disturbances.

     13.5  Non-Solicitation.  During the term of this Agreement and for a period
           ----------------
of one year after termination of this Agreement, Client agrees it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by NaviSite.

     13.6  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules. Any action, suit or other legal proceeding which the parties commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or if appropriate, the federal district court located in Boston, Massachusetts), and the parties hereby consent to the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the either party.

     13.7  Severability.  In the event any provision of this Agreement is held
           ------------
by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect.

     13.8  Entire Agreement.  This Agreement and Schedules A, B, C and D
           ----------------
constitutes the entire agreement between the parties as of the Effective Date and may only be modified by an instrument in writing signed by both parties. This Agreement cancels and supersedes any and all prior proposals (oral or written), understandings, representations, conditions, warranties, covenants and other communications between the parties which relate to the subject matter of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement by their authorized representatives.

NAVISITE INTERNET SERVICES             ("CLIENT")


By:________________________________    By:_____________________________

Name:  Howard S. Brown                 Name:___________________________
     ------------------------------

Title: Director of Sales               Title:__________________________
      -----------------------------

Date:  June 30, 1998                   Date:___________________________
     ------------------------------

                                  SCHEDULE A

                            SITEHARBOR.CL SERVICES

Installation:
------------

Installation of Client Equipment including: Network cabling, electrical wiring, data center preparation and permanent racking/shelving. In addition, NaviSite will provide initial DNS domains (up to 10 domains), DNS and IP addresses, IP and routing, network topology documentation, and project management during implementation.


Description of Service:
-----------------------

The basic SiteHarbor.CL service includes:

 .    Burstable bandwidth (up to 90Mbps) from multiple backbone providers
 .    Dedicated 100mbps Ethernet segment
 .    Monitoring of bandwidth services, routers and switches (7x24)
 .    Network connectivity monitoring and notification (7x24)
 .    Monthly bandwidth utilization reporting
 .    7x24 physical access
 .    Placement in a secure cabinet
 .    UPS power with diesel generator back-up


Designated NaviCenter (Type in the appropriate NaviCenters):
------------------------------------------------------------

NaviCenter West (Scotts Valley, CA)



SERVER FARM (Indicate Number and Type of Servers below):
--------------------------------------------------------


     Server(s): 2 Sun Enterprise 5000 and 6 NT servers

     Specifications:

     Power Requirements:

     Environmental Requirements:



  The information contained in this document is confidential and proprietary.

                                   SCHEDULE B

                                      FEES


Installation and Service Fees:
------------------------------

               -----------------------------------------------------------------------------------------------------
                             Service                        Description                              Fees
               -----------------------------------------------------------------------------------------------------
               Installation                          Network cabling, electrical                     $2000
               (one time fee)                        wiring, data center and
                                                     location preparation.
               -----------------------------------------------------------------------------------------------------
               Server management                     Burstable bandwidth from                   $ 2340/ per month
               (SiteHarbor.CL)                       multiple backbone providers,
                                                     dedicated 100mbps Ethernet
                                                     segment, monitoring of
                                                     bandwidth services, routers
                                                     and switches (7x24), network
                                                     connectivity monitoring and
                                                     notification (7x24), monthly
                                                     bandwidth utilization
                                                     reporting,7x24 physical
                                                     access, placement in a
                                                     secure cabinet, and UPS
                                                     power with diesel generator
                                                     back-up
               -----------------------------------------------------------------------------------------------------

Bandwidth:
----------

               -----------------------------------------------------------------------------------------------------
                                   Bandwidth Tier                                         Cost/Month
               -----------------------------------------------------------------------------------------------------
                                    0 to 10 Mbps                                          $750/Mbps
               -----------------------------------------------------------------------------------------------------
                              Each Mbps above 10Mbps                                         $700
               -----------------------------------------------------------------------------------------------------
               -----------------------------------------------------------------------------------------------------
                            (3) 100/Mbps Ethernet port                            $750each / one time set-up
               -----------------------------------------------------------------------------------------------------

Additional Services:
--------------------

     Tape Back-up Weekly, full and 6 daily incremental - $200/month One time set-up - $500

     ISP Backend connection - $300 / month
     One time set-up $1000

                                   SCHEDULE C

                             CLIENT REPRESENTATIVES


     Name                                              Phone
     ----                                              -----

1)   Scott Young                                       650-237-0300 (x208)

2)   Aaron Turner                                      650-237-0300

3)

4)

5)

6)

7)

8)

9)

10)



  The information contained in this document is confidential and proprietary.

                                   SCHEDULE D

                     CONSULTING SERVICES/STATEMENT OF WORK



Remote Hands consulting is available to Vicinity at $100/hour. The minimum charge is 1/2 hour. Remote hands consulting can include, but is not limited to the following activities:

 .  Configuration changes
 .  Operating system management
 .  Problem resolution, and
 .  System architectural consulting.



  The information contained in this document is confidential and proprietary.